Exhibit 99.1

Coda Octopus Group Appoints Gwenael Rouy Poirier to its Board of Directors

ORLANDO, FL, [April 12, 2024] - Coda Octopus Group, Inc. (“CODA” or the “Company”) (Nasdaq: CODA), a global market leader in real-time 3D/4D/5D and 6D imaging sonar technology for real-time subsea intelligence and real time information platform diving technology, announced the appointment of Gwenael Rouy Poirier to fill a vacancy created by the recent decision of the Board to expand the number of seats on the Company’s Board to seven.

Gwenael is an experienced business leader with over 27 years’ experience, mostly in the Aerospace and Defense industries. Residing in Switzerland, his international career has taken him to live and work in several countries in Asia, to the USA and to the UK. Until recently he served as Group CFO for GKN Aerospace, a $4B company operating in 35 locations where he introduced a number of management practices to improve efficiency and crafted the profitability roadmap. Prior to this he spent most of his career at Honeywell in several business segments where his last role was CFO of the Smart Energy division. Gwenael earned his Master of Management at EDHEC Business School, in France.

Commenting on his appointment Gwenael said “I am really excited to join the Coda Octopus Board. I find the Echoscope® sonar and DAVD diving technology transformational and am very impressed with the Company’s track record of profitability and the Balance Sheet strength. I look forward to working with the team to help the Company reach the next level in its growth plans.

“Obviously, the Company’s products that are being deployed at the Baltimore Key Bridge represent a strong showcase of the vast opportunities to take marine surveying and salvage operations to the next level of efficiency and reduce the danger for maritime navigation and those working on these types of projects.”

About Coda Octopus Group, Inc.

The Company, founded in 1994, is an established supplier to the Underwater/Subsea market. It supplies a range of hardware and software solutions to this market which includes key proprietary real time 4D/5D/6D imaging sonars, marketed under the name Echoscope® and Echoscope PIPE® addressing the underwater imaging sensor market along with new generation diving technology, Diver Augmented Vision Display (DAVD) system. The Company’s Echoscope PIPE® sonar generates real-time 3D/4D/5D images of moving objects underwater including in zero visibility water conditions. The Echoscope® technology is used globally for numerous applications in both the commercial offshore market and defense underwater markets. Applications for the Echoscope® technology include complex mapping underwater, subsea intervention, subsea asset placements, salvage and recovery, search and rescue, offshore renewables cable installations and surveys, marine construction, subsea infrastructure installation, mining applications, robotics (3D Perception and Depth), breakwater construction and monitoring, decommissioning, diving applications and port and harbor security.

The recently launched new generation of diving technology, DAVD, has the potential to change the way global diving operations are performed (both in the Defense and Commercial space) because it is a fully integrated singular system for topside control and fully connected diver HUD system, allowing both the topside and diver to share a range of critical information and visualize the same underwater scene. Furthermore, the DAVD integrates the Company’s sonar technology, which allows dive operations to be performed in zero visibility conditions, a common problem that besets these operations.

The Company also includes two discrete Defense engineering businesses Coda Octopus Martech Ltd (UK based) and Coda Octopus Colmek, Inc. (US based) whose primary business model is to supply sub-assemblies into broader mission critical programs in the capacity of sub-contractors to the Prime Defense Contractors. Their scope of supply under these programs typically includes concept, design, prototype, manufacturing, and post-sale support. This gives them the opportunity to have repeat orders for these sub-assemblies through the life of these programs.

For further information, please visit http://www.codaoctopusgroup.com or contact us at coda@codaoctopusgroup.com.

Forward Looking Statement

This press release contains forward-looking statements concerning Coda Octopus Group, Inc. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Those forward-looking statements include, without limitation, statements regarding the Company’s expectations for the growth of the Company’s operations and revenue. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, restrictions on our business operations due to the Pandemic, customer demand for our products and market prices; the outcome of our ongoing research and development efforts relating to our products including our patented real time 3D solutions; our ability to develop the sales force required to achieve our development and other examples of forward looking statement set forth in our Annual Report on Form 10-K for the year ended October 31, 2023, filed with the Securities and Exchange Commission on January 29, 2024. Coda Octopus Group, Inc. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact:

Geoff Turner

Coda Octopus Group, Inc.

1- 407-768- 0988

coda.ir@codaoctopusgroup.com